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                                                                      EXHIBIT 23


                       CONSENT OF INDEPENDENT ACCOUNTANTS


     We consent to the inclusion in this Form 8-K/A No. 1 dated April 6, 1998 and the incorporation by reference into the Registrant's five previously filed Registration Statements on Form S-3 (File Nos. 33-95190, 333-03999, 333-21887, 333-43641 and 333-53835) and the Registrant's three previously filed Registration Statements on Form S-8 (File No.'s 33-95188, 333-36699 and 333-45317) of our report dated April 23, 1998 on our audit of the combined historical statement of revenues and certain expenses of 1998 Acquisition I Properties for the year ended December 31, 1997.









                                                      COOPERS & LYBRAND L.L.P.


Chicago, Illinois
June 16, 1998





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